Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 16, 2009, relating to the financial statements of Wisconsin Energy Corporation Employee Retirement Savings Plan, which report appears in the Annual Report on Form 11-K of Wisconsin Energy Corporation Employee Retirement Savings Plan for the year ended December 31, 2008.
/s/Clifton Gunderson LLP
Milwaukee, Wisconsin
August 6, 2009